PROMISSORY NOTE AGREEMENT

Effective Date:	March 12, 2010
Borrower:	Rostock Ventures Corp.
Borrower's Mailing Address:	2360 Corporate Circle, Suite 4000 Henderson, NV 89074-7725
Lender:	Tucker Investment Corp.
Lender's Mailing Address:	7 New Road, Second Floor, Suite #6 Belize City, Belize
Principal Amount:	USD$14,928.25
Annual Interest Rate:	6.0%
Maturity Date:	September 30, 2010
Terms of Payment:	Principal and interest are due and payable on or before the maturity date of September 30, 2010.
Security:	This note is unsecured.

For value received, the undersigned, Rostock Ventures Corp., a Nevada corporation, hereby promises to pay to the order of Tucker Investment Corp. the principal sum of fourteen thousand nine hundred and twenty-eight dollars and twenty-five cents ($14,928.25) plus any unpaid accrued interest in lawful money in United States of America, which shall be legal tender.

If this Note or any instrument securing or collateral to it is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then the Borrower shall pay the Lender all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

IN WITNESS WHEREOF, the Borrower has duly executed this Note with an effective date of March 12, 2010.

ROSTOCK VENTURES CORP.

Gregory Rotelli, President

June 10, 2015
Date